EXHIBIT 12

		     FLORIDA POWER & LIGHT COMPANY
			  COMPUTATION OF RATIOS



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											       Three Months Ended
												 March 31, 1998
											     (Millions of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................          $ 107
  Income taxes ............................................................................             54
  Fixed charges, as below .................................................................             54

    Total earnings, as defined ............................................................          $ 215

Fixed charges, as defined:
  Interest expense ........................................................................          $  50
  Rental interest factor ..................................................................              1
  Fixed charges included in nuclear fuel cost .............................................              3

    Total fixed charges, as defined .......................................................          $  54

Ratio of earnings to fixed charges ........................................................           3.98




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................          $ 107
  Income taxes ............................................................................             54
  Fixed charges, as below .................................................................             54

    Total earnings, as defined ............................................................          $ 215

Fixed charges, as defined:
  Interest expense ........................................................................          $  50
  Rental interest factor ..................................................................              1
  Fixed charges included in nuclear fuel cost .............................................              3

    Total fixed charges, as defined .......................................................             54

Non-tax deductible preferred stock dividends ..............................................              4
Ratio of income before income taxes to net income .........................................           1.50

Preferred stock dividends before income taxes .............................................              6

Combined fixed charges and preferred stock dividends ......................................          $  60

Ratio of earnings to combined fixed charges and preferred stock dividends .................           3.58
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